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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm in the headnote to Item 3. Key Information -- Selected Financial Data included in this Annual Report (Form 20-F) of Amdocs Limited and to the incorporation by reference in the following Registration Statements:

                            COMMISSION FILE NO.
                          Form S-8, No. 333-91847
                          Form S-8, No. 333-92705
                          Form S-8, No. 333-31506
                          Form S-8, No. 333-34104
                          Form S-8, No. 333-58454
                          Form S-8, No. 333-114077
                          Form S-8, No. 333-132968
                          Form S-8, No. 333-135320
                          Form S-8, No. 333-137617
                          Form S-8, No. 333-139310
                          Form S-8, No. 333-140728
            Form F-3 (and related  Prospectus),  No.  333-39278
            Form F-3 (and related  Prospectus),  No.  333-44994
            Form F-3 (and related Prospectus), No. 333-57036 Form F-3 (and related Prospectus), No. 333-67572 Form F-3 (and related Prospectus), No. 333-114079 Form F-3 (and related Prospectus), No. 333-114344 of our reports dated December 8, 2008, with respect to the consolidated financial statements and financial statement schedule of Amdocs Limited and the effectiveness of internal control over financial reporting of Amdocs Limited, included in this Annual Report (Form 20-F) for the year ended September 30, 2008.


                                                 /s/ ERNST & YOUNG LLP


New York, New York
December 8, 2008